UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 27, 2012

(Date of earliest event reported)

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or Other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza

Hackensack, NJ 07601

(Address of Principal Executive Offices) (Zip Code)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.03 below is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On December 27, 2012, the Board of Directors of Innodata Inc. (the “Company”) declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share. The dividend is payable on January 14, 2013 to the stockholders of record as of the close of business on January 14, 2013. The Rights are governed by a Rights Agreement dated as of December 27, 2012 (the "Rights Agreement"), that the Company entered into with American Stock Transfer & Trust Company, LLC, as the Rights Agent.

A summary of certain terms of the Rights Agreement follows. This description is only a summary, is not complete, and should be read together with the entire Rights Agreement that has been filed as an exhibit to this Form 8-K. A copy of the Rights Agreement is available free of charge from the Company upon request. If there is a conflict between the summary below and the Rights Agreement, the Rights Agreement will govern.

THE RIGHTS

The Board of Directors authorized the issuance of a Right with respect to each outstanding share of common stock on January 14, 2013. The Rights will initially trade with, and will be inseparable from, the common stock.

Until the Distribution Date described below, the Rights will be evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock that the Company issues after January 14, 2013 until the Distribution Date described below.

PURCHASE PRICE

Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series C Participating Preferred Stock ("Preferred Stock") for $14.00 once the Rights become exercisable. This portion of a share of Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights as a stockholder of the Company.

EXERCISABILITY

The Rights will not be exercisable until:

10 days after the public announcement that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 20% or more of the Company’s outstanding common stock, or, if earlier,

10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.

The date when the Rights become exercisable is referred to as the "Distribution Date." Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by Rights certificates that we will mail to all eligible holders of common stock.

Any Rights held by an Acquiring Person are void and may not be exercised.

CONSEQUENCES OF A PERSON OR GROUP BECOMING AN ACQUIRING PERSON

If a person or group becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may, for a purchase price of $14.00, acquire shares of the Company’s common stock having a market value of $28.00 based on the market price of the common stock prior to such person or group becoming an Acquiring Person.

If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights, except the Acquiring Person, may, for a purchase price of $14.00, purchase shares of the acquiring corporation having a market value of $28.00 based on the market price of the acquiring corporation's stock, prior to such merger.

PREFERRED STOCK PROVISIONS

Each share of Preferred Stock, if issued:

will not be redeemable;

will be junior to any other series of preferred stock we may issue;

will entitle the holder to quarterly dividend payments in an amount equal to 1,000 times the dividend, if any, paid on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive a quarterly dividend payment that is the same as any dividend paid on one share of common stock);

will entitle the holder upon liquidation to receive 1,000 times the payment made on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive the same payment as is made on one share of common stock);

will entitle the holder, if common stock is exchanged via merger, consolidation or a similar transaction, to a per share payment equal to 1,000 times the payment made on one share of common stock (so that one one-thousandth of a share of Preferred Stock would entitle the holder to receive the same payment as is made on one share of common stock); and

will have the same voting power as 1,000 shares of common stock (so that one one-thousandth of a share of Preferred Stock would have the same voting rights as one share of common stock).

The value of one one-thousandth of a share of Preferred Stock should approximate the value of one share of common stock.

EXPIRATION

If the Rights Agreement is approved by the stockholders at the 2013 annual meeting, the Rights will expire on January 13, 2016 or on any earlier date on which the Company redeems or exchanges them, as discussed below. If stockholders do not approve the Rights Agreement, or if at the stockholder meeting there was no proposal to approve the Rights Agreement, it will expire immediately following certification of the vote at the 2013 annual meeting.

REDEMPTION

The Board of Directors may redeem the Rights for $0.001 per Right at any time prior to the earlier of (i) the close of business on the tenth calendar day following the Shares Acquisition Date, or (ii) the Final Expiration Date. If the Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right, in cash, common stock or other securities, as determined by the Board of Directors.

EXCHANGE

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding common stock of the Company, the Board of Directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right (subject to adjustment) other than Rights held by the Acquiring Person.

QUALIFYING OFFER PROVISION.

If the Company receives a “qualifying offer” (that has not been terminated and continues to be a qualifying offer for the period hereinafter described) and the Board of Directors has not redeemed the outstanding Rights, exempted such qualifying offer from the terms of the Rights Agreement or called a special meeting for stockholders to vote on whether to exempt the qualifying offer from the terms of the Rights Agreement within 90 business days following the commencement of such offer, and if, 90 to 120 business days following commencement, the Company receives notice from holders of at least 10% of the Company’s outstanding shares of common stock (excluding shares beneficially owned by the offeror and its affiliates and associates) requesting a special meeting of the Company’s stockholders to vote on a resolution to exempt the qualifying offer, then the Board of Directors must call and hold such a special meeting by the 90th business day following receipt of the stockholder notice (the “Outside Meeting Date”).

If prior to holding a vote on the qualifying offer, the Company enters into an agreement conditioned on the approval by holders of a majority of the Company’s outstanding shares of common stock with respect to a share exchange, merger, consolidation, recapitalization, reorganization, business combination or a similar transaction involving the Company or the direct or indirect acquisition of more than 50% of the Company’s consolidated total assets or earning power, the Outside Meeting Date may be extended by the Board of Directors so that stockholders vote on whether to exempt the qualifying offer at the same time as they vote on such agreement.

If the Board of Directors does not hold a special meeting by the Outside Meeting Date to vote on the exemption of the qualifying offer, the qualifying offer will be deemed exempt from the Rights Agreement 10 business days after the Outside Meeting Date. If the Board of Directors does hold a special meeting and stockholders vote at such meeting in favor of exempting the qualifying offer, the qualifying offer will be deemed exempt from the Rights Agreement 10 business days after the votes are certified as official by the inspector of elections.

A “qualifying offer,” in summary terms, is an offer determined by the Board of Directors to have the following characteristics:

a fully financed all-cash tender offer or an exchange offer offering shares of common stock of the offeror, or a combination thereof, in each such case for all of the Company’s outstanding shares of common stock at the same per share consideration;

an offer that has commenced within the meaning of Rule 14d-2(a) under the Securities Exchange Act of 1934, as amended;

an offer that, within 20 business days after commencement (or within 10 business days after any increase in the offer consideration), does not result in a nationally recognized investment banking firm retained by the Board of Directors rendering an opinion to the Board of Directors that the consideration being offered to the holders of the Company’s common stock is either inadequate or unfair;

an offer whose per share offer price and consideration (x) is not less than $17.00, subject to adjustment as provided in the Rights Agreement, and (y) also represent a reasonable premium over the highest reported market price of the common stock in the 24 months immediately preceding the date on which the offer is commenced; provided that to the extent that an offer includes common stock of the offeror, such per share offer price with respect to such common stock of the offeror will be determined for purposes of the foregoing provision using the lowest reported market price for common stock of the offeror during the five trading days immediately preceding and the five trading days immediately following the date on which the qualifying offer is commenced;

an offer pursuant to which the Company has received an irrevocable, legally binding written commitment of the offeror that the offer will remain open for at least 120 business days and, if a special meeting is duly requested, for at least 10 business days after the date of the special meeting or, if no special meeting is held within 90 business days following receipt of the special meeting request (subject to extension in certain circumstances), for at least 10 business days following such period;

an offer that is conditioned on a minimum of at least two-thirds of the outstanding shares of the Company’s common stock not held by the offeror (and its affiliates and associates) being tendered and not withdrawn as of the offer’s expiration date;

an offer that is subject only to the minimum tender condition described in the preceding clause and other customary terms and conditions, which conditions shall not include any due diligence, financing, funding or similar conditions;

an offer pursuant to which, subject to certain exceptions, the Company has received an irrevocable written commitment of the offeror that, in addition to the minimum time periods specified above, the offer, if it is otherwise to expire prior thereto, will be extended for at least 20 business days after any increase in the consideration being offered or after any bona fide alternative offer is commenced;

an offer pursuant to which the Company has received an irrevocable written commitment by the offeror to consummate as promptly as practicable upon successful completion of the offer a second-step transaction whereby all of the Company’s shares of common stock not tendered into the offer will be acquired at the same consideration per share actually paid pursuant to the offer, subject to stockholders’ statutory appraisal rights, if any;

an offer pursuant to which the Company and its stockholders have received an irrevocable written commitment of the offeror that no amendments will be made to the offer to reduce the consideration being offered or to otherwise change the terms of the offer in a way that is adverse to a tendering stockholder;

an offer (other than an offer consisting solely of cash consideration) pursuant to which the Company has received the written representation and certification of the offeror and the written representations and certifications of the offeror’s Chief Executive Officer and Chief Financial Officer, acting in such capacities, that (a) all facts about the offeror that would be material to making an investor’s decision to accept the offer have been fully and accurately disclosed as of the date of the commencement of the offer, (b) all such new facts will be fully and accurately disclosed on a prompt basis during the entire period during which the offer remains open and (c) all reports required under the Securities Exchange Act of 1934, as amended, will be filed by the offeror in a timely manner during such period; and

if the offer includes the offeror’s common stock as all or part of the offered consideration, (A) the non-cash portion of the consideration offered must consist solely of common stock of the offeror, which must be a publicly-owned U.S. corporation, (B) such common stock must be freely tradable and listed or admitted to trading on either the New York Stock Exchange or The NASDAQ Stock Market LLC, (C) no stockholder approval of the issuer of such common stock may be required to issue such common stock, or, if such approval may be required, such approval must have already been obtained, and (D) there must be no beneficial owner of 20% or more of the offeror’s common stock outstanding at the time of commencement or at any time during the term of the offer.

ANTI-DILUTION PROVISIONS

The Rights will have the benefit of certain customary anti-dilution provisions.

AMENDMENTS

The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights. However, after a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 8.01          Other Events

On January 2, 2013, the Company issued a press release announcing the adoption of the Rights Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)       Exhibits. The following exhibits are filed as part of this report:

4.1	Rights Agreement, dated as of December 27, 2012, between Innodata Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Press Release of Press Release of Innodata Inc., dated January 2, 2013

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: January 2, 2013	By:	/s/ Amy R. Agress

Amy R. Agress
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Rights Agreement, dated as of December 27, 2012, between Innodata Inc. and American Stock Transfer & Trust Company, LLC.

99.1	Press Release of Innodata Inc., dated January 2, 2013